As filed with the Securities and Exchange Commission on July 31, 2026.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWELL MAX LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

6501 Park of Commerce Blvd, Suite 200
Boca Raton, FL 33487
United States of America
+852 2188 2888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+212 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq.

Scot Foley, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION,	PROSPECTUS
DATED JULY 31, 2026

POWELL MAX LIMITED

$200,000,000

Ordinary Shares

Preferred Stock

Warrants

Debt Securities
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell ordinary shares, preferred stock, warrants, debt securities, units or a combination of these securities of Powell Max Limited, for an aggregate initial offering price of up to $200,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, please see the section titled “Plan of Distribution” beginning on page 34 of this prospectus. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A ordinary shares, par value US$0.008 per share, are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PMAX.” On July 30, 2026, the closing price for our Class A Ordinary Shares, as reported on Nasdaq, was $1.60 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of July 30, 2026, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, was approximately $2.1 million based on 1,308,311 shares of Class A Ordinary Shares held by non-affiliates and a per share price of $1.60 based on the closing sale price of our Class A Ordinary Shares on Nasdaq on July 30, 2026, which was the highest closing price of our Class A Ordinary Shares within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement, of which any prospectus supplement forms a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investors are cautioned that you are buying securities of a BVI holding company with operations in Hong Kong by its operating subsidiaries.

Powell Max Limited is not a Chinese or Hong Kong operating company, but it is a holding company incorporated in the BVI with no material operations of its own, and we conduct our operations in Hong Kong through JAN Financial Press Limited (“JAN Financial”) and Miracle Media Production Limited (“Miracle Media”), our operating subsidiaries in Hong Kong. This is an offering of the securities of Powell Max Limited, the holding company in the BVI, instead of the shares of JAN Financial or Miracle Media. Investors in this offering may never directly hold any equity or debt interests in either JAN Financial or Miracle Media. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities that we are registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

Investing in our securities is highly speculative and involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 19 of this prospectus.

We are a BVI holding company with operating subsidiaries based in Hong Kong and, as such, investing in our securities carries certain risks and uncertainties not applicable to a U.S. issuer. See “Prospectus Summary — Implications of Being a Company with Operations Based in Hong Kong” and “Prospectus Summary — Permission Required From Hong Kong and PRC Authorities” for additional information.

We are also an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2026.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Bliss On Limited” is a company incorporated under the laws of the BVI;

●	“BVI” means the British Virgin Islands;

●	“BVI Act” means the BVI Business Companies Act, as amended, supplemented or otherwise modified from time to time;

●	“Class A Ordinary Shares” means our Class A ordinary shares, par value $0.008 per ordinary share;

●	“Class B Ordinary Shares” means our Class B ordinary shares, par value $0.008 per ordinary share;

●	“Class C Ordinary Shares” means our Class C ordinary shares, par value $0.008 per ordinary share;

●	“Company,” “we,” “us,” and “Powell Max” mean POWELL MAX LIMITED, a BVI business company incorporated in the BVI with limited liability on January 8, 2019;

●	“Exchange Act” means the US Securities Exchange Act of 1934, as amended;

●	“JAN Financial” means JAN Financial Press Limited (formerly known as Aone Financial Press Limited), a company incorporated under the laws of Hong Kong with limited liability, a direct wholly-owned subsidiary of Powell Max and our operating subsidiary;

●	“Miracle Media Production Limited” means a Hong Kong company incorporated on September 21, 2017, a direct wholly-owned subsidiary of Powell Max and our operating subsidiary;

●	“HKD” or “HK$” mean Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“HKSFO” means the Hong Kong Securities and Futures Ordinance;

●	“Hong Kong” means the Hong Kong special administrative region of the People’s Republic of China;

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” means an initial public offering of securities;

●	’‘Memorandum’’ or ’‘Memorandum of Association’’ mean the seventh amended and restated memorandum of association of the Company, as amended, supplemented and/or otherwise modified from time to time;

●	“Nasdaq” means the Nasdaq Stock Market LLC;

●	“Ordinary Shares” or “Shares” mean our Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares, unless the context otherwise requires;

●	“PCAOB” means the Public Company Accounting Oversight Board;

●	“PRC” or “China” mean the People’s Republic of China, and “mainland China”, unless otherwise specified herein, are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, mean the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” mean all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“SEC” or “U.S. Securities and Exchange Commission” mean the United States Securities and Exchange Commission;

●	“Securities Act” means the US Securities Act of 1933, as amended; and

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” mean United States dollar(s), the lawful currency of the United States.

Unless otherwise indicated or the context otherwise requires, all share and per-share amounts in this prospectus have been retroactively adjusted to reflect the 1-for-8 reverse share split effected on October 6, 2025 and the 1-for-10 reverse share split effected on April 17, 2026.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Powell Max Limited is a holding company with operations conducted in Hong Kong through JAN Financial and Miracle Media, our operating subsidiaries. JAN Financial and Miracle Media’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

No one has been authorized to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Powell Max Limited is incorporated under the laws of the BVI as a BVI business company with limited liability. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

ABOUT THIS PROSPECTUS

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus is part of a shelf registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to $200,000,000 of our ordinary shares, preferred stock, debt securities, warrants or units or a combination of some or all of these classes of securities in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus, including the related exhibits filed with the registration statement of which this prospectus is a part, and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 38 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in “Where You Can Find More Information.”

Unless the context otherwise requires, references to “Powell Max,” the “Company,” “we,” “us” and “our” refer to Powell Max Limited., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” incorporated by reference into this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Business

Our Mission

We are an established financial communications services provider. Our mission is to combine our industry knowledge and experience in the financial printing market to provide world-class services to our customers.

Overview

We are a holding company incorporated in the BVI with operations conducted by our Hong Kong subsidiaries, JAN Financial and Miracle Media.

Founded in 2019, we engage in the provision of financial communications services that support capital market compliance and transaction needs for corporate clients and their advisors in Hong Kong. Our financial communications services cover a full range of financial printing, corporate reporting, communications and language support services from inception to completion, including typesetting, proofreading, translation, design, printing, electronic reporting, newspaper placement and distribution. We provide comprehensive services to help our clients to comply with their disclosure and reporting obligations, create, manage and deliver accurate and timely financial communications and manage transaction processes.

Our clients consist of domestic and international companies listed on the Stock Exchange of Hong Kong (the “HK Stock Exchange”) that are subject to the filing and reporting requirements under The HK Listing Rules and the HKSFO, together with companies who are seeking to list on the HK Stock Exchange, as well as their advisors in Hong Kong.

Our clients are companies required by the HK Stock Exchange to file reports pursuant to the HK Listing Rules, through the e-Submission system (ESS) administered by the HK Stock Exchange. Our clients are also required to make timely disclosures through the ESS system. The ESS system requires filers to prepare and submit filings and making disclosures using the HK Stock Exchange’s specified file formats. Our financial communications services assist our clients in preparing such filings and disclosures that are compatible with the ESS system, and its employees have expertise and significant experience navigating this process with companies and their advisors. Specifically, our financial printing services allows our clients to tailor their disclosures with appropriate style and format to their unique corporate culture. We believe that our local teams set the standard for reliable and efficient service and convenience.

In addition, we also provide ancillary financial support services, such as the rental of conference room facilities, for our customers to fulfil their compliance needs.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We Have Strong Client Relationships and Customer Service

We believe we have strong brand recognition and that our clients associate our brand with quality and client-focused and reliable customer service. Our regulatory expertise, commitment, discretion and responsiveness, particularly for projects involving highly sensitive information, have enabled us to develop strong, long-standing relationships with our clients, often at senior levels in their organizations. In addition, we believe that we are a valued service provider among leading companies, having provided services to 166, 170 and 198 domestic and international companies that are listed on the HK Stock Exchange for the years ended December 31, 2023,2024, and 2025 respectively, and to 7 ,4 and 4 listing applicants who are seeking to list on the HK Stock Exchange for the years ended December 31, 2023, 2024 and 2025, respectively. Our product and service offerings for financial communications are often used over the lifetime of our clients, including in connection with their initial public offerings, mergers and acquisitions and other strategic transactions, capital markets transactions, and to fulfill their compliance and disclosure obligations. We believe our ability to retain our current client base and to attract new clients is directly related to our sales force and customer service personnel, and we devote extensive resources to recruiting, developing and retaining experienced sales and service professionals.

We Have Deep Domain Expertise

Our team has deep experience in the understanding of financial printing, the financial reporting process and the related aspects of the rapidly changing regulatory requirements and expertise in the creation and distribution of key financial communications documents. Over the years, we have been a key player in the financial printing industry in Hong Kong across initial public offerings, strategic transactions, compliance disclosures, regulatory filings and mergers and acquisitions. We believe we have extensive expertise in using and applying unique typesetting software specifically designed for financial printing. As a result, we believe we are well-positioned to manage and process disclosure output types required by the HK Stock Exchange.

We Have an Experienced Management Team

Our management team has substantial management experience and possesses long-standing industry relationships and a deep understanding of our business. It has a proven track record of strong operating performance, recognizing and capitalizing on attractive opportunities and driving operating efficiencies. The members of our senior management team have over 20 years of experience in the financial communications industry where they have acquired and developed in-depth operational knowledge and strategy relating to our business. We are supported by a large number of seasoned employees who have extensive operational experience, as well as strong customer relationships.

We believe that our success over the years is a direct result of our experienced team of professionals, including our management and employees, who have been dedicated to providing high-quality financial communications services to our customers.

Our Strategies

We intend to pursue the following strategies to further expand our business:

Focus on Growth and Expansion into New Markets

According to the World Federation of Exchanges, the domestic market capitalization of Hong Kong Exchanges and Clearing increased from approximately US$4.55 trillion as of December 31, 2024 to approximately US$6.09 trillion as of December 31, 2025, representing an increase of approximately 33.8%. Over the same period, the combined domestic market capitalization of Nasdaq and the New York Stock Exchange increased from approximately US$62.20 trillion to approximately US$67.40 trillion, representing an increase of approximately 8.4%.

As such, we expect that the demand for financial communications services will be trending in the United States. As of December 31, 2025, Nasdaq and the New York Stock Exchange together had approximately 5,504 domestic and foreign listed companies. U.S. initial public offering activity also increased materially during 2025, with SEC staff reporting approximately 375 IPOs in the U.S. market, compared with 246 IPOs in 2024. Hong Kong also experienced significant primary market activity during 2025, with HKEX reporting 119 new listings that raised approximately HK$285.8 billion. We plan to tap into the growth of the U.S. equity markets by expanding our business into the United States, such as providing services to assist customers to prepare Exchange Act filings that are compatible with the SEC’s EDGAR system, and to prepare tagged files in the SEC-mandated XBRL format. We will tailor our products and services to fit into the U.S. equity markets and to conform with its regulatory requirements and electronic documentation. Given our established operation history, in-depth industry knowledge and strong client base, we believe we are well-positioned to cope with such expansion and to meet industry and client demands. Currently, we do not have any material operating activities in the United States.

Pursue Selective Strategic Investments, Relationships and Acquisition Opportunities

We aim to selectively form additional strategic alliances with other industry players, including e-delivery companies, traditional financial printers, electronic filing service providers, translations and language solution companies, media and interactive communications providers, to expand our service offerings and broaden our market reach. We also plan to selectively pursue acquisitions, investments, joint ventures, and partnerships that are complementary to our business and operations. We aim to selectively identify suitable targets, such as e-delivery companies, traditional financial printers, electronic filing service providers, translations and language solution companies, media and interactive communications providers, to pursue acquisitions. We will also continue to work with domestic and international business partners or service providers to grow our global coverage and broaden our service offerings in international markets.

Effectively Manage Highly Variable Cost Structure

We believe that we manage our cost structure to be highly variable in nature to increase financial flexibility and deliver more stable profitability by outsourcing and management efforts. For instance, cost components such as outsourced purchases of composition services, printing, and language support services, certain direct materials such as paper, ink and packaging materials, and certain portions of transportation costs are entirely variable, while we structure our sales compensation and labor costs to allow them to be primarily variable in nature. We intend to continue focusing management’s efforts on managing these variable costs and implementing additional variable cost structures where feasible. Additionally, we plan to continue to identify technology and process improvements that would allow us to become more efficient.

Our Challenges

We face risks and uncertainties in achieving our business objectives and executing our strategies, including those relating to:

●	deterioration of Hong Kong economy and its equity market;

●	our ability to continue as a going concern;

●	our ability to become a profitable business; and

●	our ability to obtain future financing.

See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for detailed discussions of these and other risks and uncertainties associated with our business and investing in our securities.

Our Services and Business Model

Our financial communications services include corporate financial communications services and IPO financial printing services.

Corporate financial communications services are the combination of financial printing services, publication and distribution of financial communications materials and corporate reporting services. These services are typically offered to customers who are already companies listed on the HK Stock Exchange. Financial printing services include typesetting financial communications materials, designing the cover, layout and artwork of the documents, translation, uploading, printing, publishing and distributing. The financial communications materials typically include announcements, interim/annual reports, circulars and proxy forms for listed corporate customers. These financial communications materials may be delivered in printed or electronic forms. The electronic financial communications materials will be prepared in accordance with specifications prescribed by the HK Stock Exchange, and will be published through the ESS system administered by the HK Stock Exchange. In addition, we also provide corporate reporting services which include filing and submission of various corporate reporting forms to the HK Stock Exchange via the ESS system, those corporate reporting forms were not published or circulated with the public at large.

Our IPO financial printing services are provided to domestic and international companies who are seeking to list themselves on the HK Stock Exchange. Our IPO financial printing services include typesetting, designing the cover, layout and artwork of the IPO prospectus, translation, uploading, printing, publishing and distributing the same in accordance with the customers’ instructions.

Business Operation Flow

The usual workflow of our financial communications services includes (i) quotation and pitching, (ii) production, and (iii) delivery. Set out below is a flow chart summarizing the usual workflow of our financial communications services business.

Quotation and pitching

As we do not enter into long-term agreements with our customers, we issue standard quotations to customers upon their request prior to the provision of our services. Upon receipt of a customer’s request for quotation, we will discuss the scope of our financial communications services with our customer based on their needs, demands and requests. We will then formulate the quotation in accordance with our pricing strategy below. A full quotation including our price and payment terms will be sent to the customer for agreement. Upon the confirmation and acceptance by the customer, we will begin our production process.

Production

The production phase typically starts with the draft financial communications materials provided by the customer. Upon receipt of the customer’s draft, we will begin the typesetting process. Our in-house staff will typeset the requested materials using third-party licensed software. In the meantime, if translation is requested, our staff will engage our external language support service providers to carry out the translation work. In addition, if any design or artwork is required, our in-house design team will perform such tasks simultaneously.

Upon completion of the typesetting, translation and design process, our in-house staff will perform quality control checks which include proofreading of the typesetting materials and checking for inconsistencies between the original materials and the translated materials. Once the quality control checks have been completed, the typeset version (together with designs, if any) of the draft financial communications materials will be sent to the customer for approval and/or further comments. If the customer does not have any further comments and signs off the materials, we will place an order with our external printing services providers to bulk-print such financial communications materials if a printed version is requested. Once the bulk-printing process has been completed, or, if no bulk-printing is requested, we will proceed to the delivery stage.

Delivery

Upon completion of the bulk-printing process, our external transportation service providers will pick up the printed materials from the printing factory operated by our printing services provider and delivery the materials to the requested destinations in accordance with the customer’s instructions. In the meantime, or if no bulk-printing is requested, our in-house staff will generate the final version of the financial communications materials in accordance with the specifications under the ESS system. Once the final version is generated, our in-house staff will submit and publish such material on behalf of the customer through the ESS system.

Customers

Our clients consist of domestic and international companies listed on the HK Stock Exchange that are subject to filing and reporting requirements under the HK Listing Rules and the HKSFO, together with companies who are seeking to list on the HK Stock Exchange, as well as their advisors in Hong Kong.

For the year ended December 31, 2025, our five largest customers accounted for approximately 3.6%, 2.3%, 2.1%, 1.8% and 1.8% of our total revenue, respectively. For the year ended December 31, 2024, our five largest customers accounted for approximately 5.2%, 3.4%, 3.0%, 2.7% and 2.7% of our total revenue, respectively. For the year ended December 31, 2023, our five largest customers accounted for approximately 12.5%, 2.0%, 1.9%, 1.7% and 1.3% of our total revenue, respectively.

We do not enter into long-term agreements with our customers, which is in line with industry practice. We will provide quotations to our customers prior to the provision of any financial communications services.

Suppliers

Our suppliers include (i) printing service providers, (ii) translation service providers, and (iii) other corporate communication related service providers.

Following the acquisition of Miracle Media Production Limited, our supplier base expanded, particularly in relation to printing, translation, production and maintenance services.

For the year ended December 31, 2025, our four major suppliers accounted for approximately 11.7%, 6.4%, 5.0% and 4.3% of our total purchases, respectively.

For the year ended December 31, 2024, four major suppliers accounted for approximately 18.5%, 16.7%, 11.8% and 8.7% of total purchases, respectively. For the year ended December 31, 2023, four major suppliers accounted for approximately 25.4%, 13.3%, 8.2% and 7.2% of total purchases, respectively.

For the years ended December 31, 2025, 2024 and 2023, we transacted with 8, 7, and 12 printing service providers, respectively, as well as over 11, 11, and 8 suppliers for translation services, respectively.

Sales and Marketing

We have been able to maintain a stable and harmonious business relationship with our existing customers, who are mainly domestic and international companies listed on the HK Stock Exchange, as well as their advisors in Hong Kong. Our Management believes that our track record of providing efficient financial communications solutions has helped us to build a loyal customer base. Our customer care services also help us to create a close bond with our customers. We believe that customer loyalty is essential to our success, and we strive to provide high-quality services to maintain our customers’ loyalty. Through our high-quality and efficient services and commitment to our customers, we have been able to maintain a close relationship with them, who, in turn, make referrals for our financial communications services.

In addition to serving our existing customers, we also conduct outreach to potential customers who have no prior business relationship with us, as we seek to diversify and expand our customer base. Through our sales and marketing efforts, we target to diversify and expand our customer base, thereby boosting sales performance and fostering a more diversified customer network. We organize marketing events with existing customers, as well as other potential corporate customers and their professional advisors for relationship building. We believe that our established experience, combined with our commitment to customer satisfaction, positions us for long-term success in the financial communications industry.

Pricing Strategy

Our directors are responsible for determining the price for our financial communications services. We adopt a cost-plus approach for our pricing in such business. We take into account the following factors in determining the fees we charge our customers:

(i)	Type and nature of the financial communications services;

(ii)	Rates charged by our competitors;

(iii)	Costs of services, including raw material costs, labour costs, and charges of our suppliers including language solutions suppliers, designers, etc.;

(iv)	Future business opportunities;

(v)	Reputation of the customer; and

(vi)	Level of acceptance of the current market rates for similar services.

Competition

The financial communications services industry, in general, is highly competitive and barriers to entry have decreased as a result of technology innovation. Despite some consolidation in recent years, the industry remains highly fragmented in Hong Kong with many in-country alternative providers. We face keen competition from numerous financial communications services providers, financial printers and language solutions operators, all on different scales in Hong Kong.

The Company expects competition to increase from existing competitors, as well as new and emerging market entrants. In addition, as the Company expands its product and service offerings, it may face competition from new and existing competitors. The Company competes primarily on product quality and functionality, service levels, subject matter regulatory expertise, security and compliance characteristics, price and reputation. However, we believe that we compete favorably with our competitors through our competitive strengths, such as strong client relationships and customer service, our deep domain expertise and experience management team.

Seasonality

The Company is subject to market volatility in Hong Kong and world economy, as the demand for financial communications services is largely dependent on the Hong Kong capital market for IPOs, secondary offerings, mergers and acquisitions, public and private debt offerings, leveraged buyouts, spinouts and other transactions. As our clients consist of domestic and international companies listed on the HK Stock Exchange that are subject to the filing and reporting requirements under HK Listing Rules and the HKSFO, as well as their advisors in Hong Kong, we typically observe higher demands of our services in March/April or June/July as our customers are required to comply with their interim/annual reporting and disclosure obligations on those months. Such peak periods during the course of the year have operational implications, which include the need to increase staff during peak periods through a combined strategy of hiring additional full-time and temporary personnel, increasing the premium time of existing staff, and outsourcing production for a number of services. To minimize the seasonality effects, we maintain a highly variable cost structure that enables us to allocate our resources in an effective manner in response to customer’s demands.

Corporate History and Structure

The historical share amounts, per-share amounts and par values described in this section are stated on the basis in effect at the time of the applicable transaction and, unless otherwise indicated, have not been retroactively adjusted for subsequent share subdivisions or reverse share splits.

We commenced operations in February 2019 with the establishment of JAN Financial, a company incorporated under the laws of Hong Kong on February 27, 2019, which is wholly-owned by our ultimate company, Powell Max.

On January 8, 2019, Powell Max was incorporated under the laws of the BVI as a BVI business company with limited liability, with an authorized share capital of US$50,000 divided into 50,000 ordinary shares, par value US$1.00 each, of which 50,000 ordinary shares were issued and allotted to Ms. Po Man Stella Leung, our then-controlling shareholder.

On January 19, 2024, as part of the reorganization in contemplation of our IPO, we completed a share swap transaction, pursuant to which Bliss On Limited, a company incorporated under the laws of the BVI, and wholly-owned by our then-controlling shareholder, acquired all the issued shares of Powell Max from our then-controlling shareholder in consideration of Bliss On Limited issuing one additional ordinary share to our then-controlling shareholder. Following such share swap, Bliss On Limited became the sole shareholder of Powell Max.

On February 5, 2024, as part of the reorganization in contemplation of our IPO, Powell Max sub-divided its authorized shares so that the par value of each share changed from US$1.00 to US$0.0001 each and the number of authorized shares changed to 500,000,000 ordinary shares, par value US$0.0001 each, with 500,000,000 ordinary shares held by Bliss On Limited, out of which 487,500,000 ordinary shares were surrendered to Powell Max for cancellation for no consideration. The remaining 12,500,000 ordinary shares were re-designated and re-classified into 10,500,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares.

On February 20, 2024, Bliss On Limited sold a total of 1,500,000 Class A Ordinary Shares to three individuals, none of whom have any affiliation with us.

As of December 31, 2023, we were indebted to our former controlling shareholder in the sum of US$2,391,425. The sum was converted into 597,856 Class A Ordinary Shares in September 2024 prior to our IPO.

In September 2024, we completed our IPO and listed our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “PMAX.” We raised approximately US$4.4 million in net proceeds from the issuance of new shares from the initial public offering and in exercise of the over-allotment options by the representatives of the underwriters, after deducting underwriting discounts, commissions and expenses.

On November 21, 2024, we entered into a Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to purchase up to US$40 million of our Class A Ordinary Shares (“SEPA Shares”) over a period of 36 months, subject to the terms and conditions of the SEPA. In accordance with the SEPA, the Investor advanced US$3,000,000 to us in three tranches, with each advance evidenced by a convertible promissory note issued at an original issue discount of 8%. The Investor subsequently exercised its conversion rights under the notes, and we raised approximately US$5.1 million under the SEPA, including the advances. Prior to its termination on May 23, 2025, the SEPA provided that we could, from time to time and subject to its terms, direct the Investor to purchase SEPA Shares from us for a maximum aggregate gross purchase price of up to US$40 million. A maximum aggregate offering amount of US$40 million in SEPA Shares, representing 12,779,553 Class A Ordinary Shares based on the closing price of our shares on Nasdaq on November 20, 2024 of US$3.13 per share, together with 63,898 Class A Ordinary Shares issued in respect of commission fees, was registered for resale.

In connection with the SEPA, we also entered into with Revere Securities LLC (“Revere”) a finder’s fee agreement September 10, 2024 (the “Finder’s Fee Agreement”), pursuant to which we agreed to pay Revere (i) a cash compensation equal to 4% of the total proceeds of the Pre-Advance, (ii) cash compensation equal to 4% of the total proceeds from the SEPA, and (iii) cash and stock compensation at the rate of US$15,000 per month and 10,000 Class A Ordinary Shares per month for 6 months when the Company raises US$3,000,000 or more from the SEPA, with one automatic renewal for another 6 months. The Finder’s Fee Agreement expired on March 9, 2025.

On February 26, 2025, we entered into an Agreement for Sale and Purchase with Vision Access Enterprises Limited (“Vision Access”) and M Digital Partners Company Limited (collectively, the “Vendors”), pursuant to which the Vendors agreed to sell and the Company agreed to purchase the shares representing all of the issued and outstanding capital of Miracle Media and all of the outstanding amounts owed by Miracle Media to Vision Access. Completion took place on February 28, 2025.

On May 23, 2025, we and the Investor, YA II PN Ltd, entered into a Termination Agreement pursuant to which the SEPA between the Company and the Investor and a related registration rights agreement, dated as of November 21, 2024, between the Company and the Investor were terminated.

On August 13, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which the Company agreed to sell, in a private placement transaction, on an original pre-reverse-split basis, (i) up to 1,600,000 Class A Ordinary Shares and (ii) up to 4,800,000 common warrants, each exercisable for one Class A Ordinary Share, for aggregate gross proceeds of approximately US$403,200, before deducting offering expenses. The private placement closed on August 13, 2025. After giving effect to the 1-for-8 reverse share split effected on October 6, 2025 and the 1-for-10 reverse share split effected on April 17, 2026, the stated maximum amounts are equivalent to 20,000 Class A Ordinary Shares and 60,000 common warrants, respectively.

On January 29, 2026, we entered into a securities purchase agreement with certain accredited investors. Pursuant to this agreement, the accredited investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the accredited investors, units (each, a “Unit”) comprised of one Class C Ordinary Share and a warrant to purchase Class A Ordinary Shares for a purchase price of $2.49 per Unit, resulting in aggregate gross proceeds of $17,000,000 for the Company.

On April 13, 2026, the Company adopted resolutions of the directors implementing a 1-for-10 reverse share split of all classes of its Ordinary Shares, effective April 17, 2026. Previously, on September 15, 2025, the Company adopted resolutions of the directors implementing a 1-for-8 reverse share split, effective October 6, 2025. Each reverse share split was intended to increase the market price per Class A Ordinary Share to a level above the US$1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market. On June 11, 2026, the Company adopted the Seventh Amended and Restated Memorandum and Articles of Association, which became effective on June 15, 2026 and increased the Company’s authorized share capital to 505,025,000 Ordinary Shares, consisting of 500,000,000 Class A Ordinary Shares, 25,000 Class B Ordinary Shares and 5,000,000 Class C Ordinary Shares, each with a par value of US$0.008 per share.

The charts below illustrate our corporate structure and identify our subsidiaries as of the date of this prospectus:

Name	Background	Ownership

JAN Financial	– A Hong Kong company – Incorporated on February 27, 2019 – Issued share capital of HK$1,000,000 – Engaged in the provision of financial communications services	100% owned by Powell Max

Miracle Media Production Limited	– A Hong Kong company – Incorporated on September 21, 2017 – Issued share capital of HK$1,000,000 – Engaged in the provision of printing, translation, production and maintenance services	100% owned by Powell Max

Holding Company Structure

Powell Max is a holding company incorporated in the BVI with no material operations of its own, and we conduct our operations primarily in Hong Kong through JAN Financial and Miracle Media, our operating subsidiaries, as of the date of this prospectus. This prospectus relates to an offering or multiple offerings of the securities of Powell Max, the holding company in the BVI, instead of the securities of either of JAN Financial or Miracle Media. Investors in our securities will not directly hold any equity or debt interests in JAN Financial or Miracle Media.

As a result of our corporate structure, the ability of Powell Max to pay dividends may depend upon dividends paid by JAN Financial and Miracle Media. If our existing operating subsidiaries JAN Financial and Miracle Media or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash or Other Assets To and From Our Subsidiaries

Our management monitors the cash position of JAN Financial and Miracle Media regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

The ability of Powell Max to transfer cash or other assets to its subsidiaries is subject to due corporate authorization in accordance with its Memorandum and Articles of Association, as amended from time to time, and compliance with the BVI Act. There is no prohibition under the laws of the BVI or the Company’s Memorandum and Articles of Association preventing Powell Max from providing funding to JAN Financial and Miracle Media through shareholder loans or equity contributions.

The ability of JAN Financial and Miracle Media to transfer cash or other assets to Powell Max is subject to the following: according to the Companies Ordinance of Hong Kong, JAN Financial and Miracle Media may only make a distribution out of profits available for distribution. JAN Financial and Miracle Media have not adopted or maintained any cash management policies and procedures as of the date of this prospectus.

Implications of Being a Company with Operations Based in Hong Kong

Our operations are located in Hong Kong, a special administrative region of the PRC, with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Powell Max or JAN Financial and Miracle Media, given the substantial operations of our operating subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China, which include (i) cracking down on illegal activities in the securities market, (ii) enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, (iii) adopting new measures to extend the scope of cybersecurity reviews, and (iv) expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on JAN Financial and Miracle Media’s daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us or our subsidiary to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our securities to significantly decline or become worthless.

Our operating subsidiaries are based in Hong Kong and not mainland China. We do not use VIEs in our corporate structure. We, through our wholly-owned subsidiaries, JAN Financial and Miracle Media, engage in the provision of financial communications services that support capital market compliance and transaction needs for corporate clients and their advisors in Hong Kong.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) JAN Financial and Miracle Media were established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently conclude that relevant permissions or approvals are not required or that we do not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless and could result in the delisting of our Class A Ordinary Shares. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises.” The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises” and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”). According to the CSRC Filing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filing procedures may result in administrative penalties, such as orders to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules for public comment. These rules state that in the overseas listing activities of domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Management understands that as of the date of this prospectus JAN Financial and Miracle Media have no operations in mainland China and are not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While JAN Financial and Miracle Media have no current operations in mainland China, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022 (the “Revised Review Measures”). According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A’s published on the official website of the State Cipher Code Administration (the “SCCA”) in connection with the issuance of the Revised Review Measures, an official of the SCCA indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the evolving interpretation and implementation of the Revised Review Measures, substantial uncertainties remain regarding their potential application to Hong Kong companies. It remains unclear whether a Hong Kong company that collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that JAN Financial and Miracle Media would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) JAN Financial and Miracle Media are organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) JAN Financial and Miracle Media operate without any subsidiary or VIE structure in China; (iii) as of date of this prospectus, JAN Financial and Miracle Media have neither collected nor stored personal information of any PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, JAN Financial and Miracle Media have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If JAN Financial and Miracle Media are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiary and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, Robertsons, and our British Virgin Islands counsel Conyers Dill & Pearman, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company, JAN Financial and Miracle Media are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Class A Ordinary Shares to foreign investors. The Company and/or its subsidiary have not applied for any such permissions or approvals, nor have they been denied by any relevant authorities. As of the date of this prospectus, JAN Financial and Miracle Media have received all requisite permissions or approvals from the Hong Kong authorities to operate its businesses in Hong Kong, including but not limited to its business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. Although we have existing and potential customers who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals, since neither we, nor our subsidiaries, are “PRC domestic companies” subject to the Trial Administrative Measures, because (i) our operating subsidiaries are based in Hong Kong, and our officers and directors are based in Hong Kong or elsewhere outside mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor are we controlled by any mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”), which imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Privacy Commissioner may provide legal assistance to the aggrieved data subjects if the Privacy Commissioner deems fit to do so.

No regulatory approval is required for Powell Max to transfer cash or other assets to its subsidiary: subject to due corporate authorization in accordance with our Memorandum and Articles of Association (as amended from time to time) and compliance with the BVI Act, there is no prohibition under the laws of the BVI and its memorandum and articles of association preventing Powell Max to provide funding to its direct subsidiary through shareholder’s loans or equity contributions. Powell Max is not prohibited under the laws of the BVI to provide funding to its Hong Kong operating subsidiaries JAN Financial and Miracle Media subject to certain compliance with the BVI Act and its memorandum and articles of association. As a holding company, Powell Max may rely on dividends and other distributions on equity paid by its subsidiary for its cash and financing requirements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may make a distribution out of profits available for distribution. If JAN Financial and Miracle Media incur debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Powell Max. Additionally, as of the date of this prospectus, there are no further Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash or Other Assets to and from Our Subsidiaries” on page 10 and “Risk Factors — Risks Related to Our Class A Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless” in this prospectus.

JAN Financial and Miracle Media have not adopted or maintained any cash management policies and procedures as of the date of this prospectus.

During the years ended December 31, 2023, 2024 and 2025, and as of the date of this prospectus, Powell Max, JAN Financial and Miracle Media have not distributed any cash dividends or made any other cash distributions. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiaries JAN Financial and Miracle Media by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Changes in Equity For the Years Ended December 31, 2025, 2024 and 2023” in our annual report on Form 20-F filed on April 30, 2026 for further details.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) JAN Financial and Miracle Media have received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, which was first issued on February 2019 and remains valid, and no such permissions and approvals have been denied, (ii) JAN Financial and Miracle Media are not required to obtain any permission or approval from Hong Kong authorities to issue our Class A Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (x) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (y) JAN Financial and Miracle Media were established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. Although we have existing and potential customers who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals, since neither we nor our subsidiaries are “PRC domestic companies” subject to the Trial Administrative Measures, because (i) our operating subsidiaries are based in Hong Kong, and our officers and directors are based in Hong Kong or elsewhere outside mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor are we controlled by any mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

In addition, although JAN Financial and Miracle Media may collect and store certain data (including certain personal information) from our customers, some of whom may be companies in mainland China, in connection with our business and operations, we and JAN Financial and Miracle Media will not be deemed to be an “operator of critical information infrastructure” or any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong, since JAN Financial and Miracle Media are incorporated and only operating in Hong Kong without any subsidiary or variable interest entity structure in mainland China.

However, if the applicable laws, regulations, or interpretations change and JAN Financial and Miracle Media become subject to the CAC or CSRC review, we cannot assure you that JAN Financial and Miracle Media will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals are not required or that we do not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2029, being the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares in our IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of the Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by beneficial owners of 10% or greater of our Class A Ordinary Shares, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from obtaining shareholder approval in the sale, issuance or potential sale of Class A Ordinary Shares equals 20% or more of the Class A Ordinary Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

On November 21, 2024, we notified Nasdaq that we intend to follow its home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings;

●	Rule 5250(b)(3), which requires disclosure of third-party director and nominee compensation; and

●	Rule 5250(d), which requires the Company to distribute annual and interim reports.

We submitted to Nasdaq a written statement by counsel of the British Virgin Islands certifying that the above noncompliant practices are not prohibited under the laws of the British Virgin Islands, the Company’s home jurisdiction. As of the date of this prospectus, we have not received Nasdaq’s approval letter in relation to the same.  See “Risk Factors — Risks Related to Our Class A Ordinary Shares — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.”

Corporate Information

Our principal executive offices are located at 6501 Park of Commerce Blvd, Suite 200, Boca Raton, Florida 33487, United States of America. Our principal place of business is located at 22/F., Euro Trade Centre, 13-14 Connaught Road Central, Hong Kong. Our telephone number is (+852) 2188 2888. Our registered office in the BVI is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, BVI, VG1110.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website can be found at http://www.janfp.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a risk of loss. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 20-F, in any applicable prospectus supplement, and in our other filings and reports furnished to the SEC, including reports on Form 6-K, together with all other information included or incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are based on our management’s belief and assumptions and on information currently available to our management are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts are forward-looking statements, including statements regarding our future results of operations or of our financial position, business strategy, plans and objectives of management for future operations, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC in our most recent Annual Report on Form 20-F and the section of any accompanying prospectus supplement entitled “Risk Factors,” as may be updated by our subsequent filings we make with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

As of the date of this prospectus, we cannot specify with certainty the specific allocations or all of the particular uses of the net proceeds to be received upon the consummation of this offering. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application and specific allocations of the net proceeds from this offering. Pending the uses described above, we intend to invest the net proceeds from this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, or other securities.

DESCRIPTION OF ORDINARY SHARES WE MAY OFFER

We are a BVI business company and our affairs are governed by our seventh amended and restated memorandum and articles of association and the BVI Act. The following are summaries of material provisions of our memorandum and articles of association, as well as the BVI Act insofar as they relate to the material terms of our Ordinary Shares. The descriptions of our memorandum and articles of association are summaries and are qualified by reference to the memorandum and articles of association, which have been filed or will be filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. Our current seventh amended and restated memorandum and articles of association were adopted on June 11, 2026 and became effective on June 15, 2026.

General.

The issued shares of the Company are divided into three classes of ordinary shares, designated as: (i) Class A Ordinary Shares, (ii) Class B Ordinary Shares and (iii) Class C Ordinary Shares. Following the effectiveness of the Seventh Amended and Restated Memorandum and Articles of Association on June 15, 2026, the Company is authorized to issue up to 505,025,000 Ordinary Shares, each with a par value of US$0.008, consisting of (i) 500,000,000 Class A Ordinary Shares, (ii) 25,000 Class B Ordinary Shares and (iii) 5,000,000 Class C Ordinary Shares. As of July 21, 2026, there were 1,308,311 Class A Ordinary Shares issued and outstanding, no Class B Ordinary Shares issued and outstanding, and 653,654 Class C Ordinary Shares issued and outstanding.

Except as described below with respect to voting and conversion rights, the Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions, including rights to dividends and other capital distributions.

Class A Ordinary Shares and Class B Ordinary Shares

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share entitles its holder to one vote, and each Class B Ordinary Share entitles its holder to twenty votes. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares vote together as a single class on all matters that require shareholders’ approval.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. In addition, under the articles, transfers or changes in control involving holders of Class B Ordinary Shares may trigger automatic conversion of Class B Ordinary Shares into Class A Ordinary Shares.

Class C Ordinary Shares

Holders of Class C Ordinary Shares are entitled to receive notice of general meetings of shareholders but are not entitled to attend, speak or vote at such general meetings. Holders of Class C Ordinary Shares are entitled to vote only at separate meetings of the holders of Class C Ordinary Shares, at which each Class C Ordinary Share is entitled to one vote on matters submitted to a vote of that class.

Each Class C Ordinary Share is convertible, at the option of the holder, into such number of Class A Ordinary Shares as determined in accordance with the applicable conversion ratio, at any time upon delivery of a conversion notice in the form approved by our board of directors. Class A Ordinary Shares are not convertible into Class C Ordinary Shares. Conversion may be effected either by re-designation and re-classification of the relevant Class C Ordinary Share as a Class A Ordinary Share where the conversion is on a one-to-one basis, or, where the conversion is other than on a one-to-one basis, by repurchase of the relevant Class C Ordinary Shares and the allotment and issuance of the requisite number of Class A Ordinary Shares. Upon conversion, the Class A Ordinary Shares issued rank pari passu in all respects with the Class A Ordinary Shares then outstanding.

The articles also provide a beneficial ownership limitation for Class C conversions. The Company may not effect the conversion of any Class C Ordinary Shares held by a holder to the extent that, after giving effect to such conversion, such holder together with its attribution parties would beneficially own more than 4.99% of the Company’s outstanding Class A Ordinary Shares immediately after giving effect to such conversion, subject to the terms of the articles.

Distributions

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called general meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy, or, in the case of a shareholder being a corporation, by its duly authorized representative, will have one vote for each Class A Ordinary Share held by such shareholder and twenty votes for each Class B Ordinary Share held by such shareholder. Holders of Class C Ordinary Shares do not have voting rights at general meetings, except at separate meetings of the holders of Class C Ordinary Shares as described above.

Qualification of directors

There is currently no shareholding qualification for directors.

Meetings

We must provide not less than seven days’ notice of all meetings of shareholders to those persons whose names appear as shareholders in the register of members on the date the notice is given and who are entitled to vote at the meeting. Our board of directors must call a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all matters to be considered at the meeting have waived notice of the meeting. For this purpose, the presence of a shareholder at the meeting constitutes waiver on his or her part.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of ordinary shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the board of directors may determine, and if shareholders representing not less than one-third of the votes of the ordinary shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

A corporation that is a shareholder is deemed for purposes of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative is entitled to exercise the same powers on behalf of the corporation which it represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

There are no provisions in our articles of association specifically relating to rights of minority shareholders in relation to fraud or oppression. However, certain remedies are available to shareholders under BVI law. The BVI Act contains various mechanisms to protect minority shareholders, including restraining or compliance orders, derivative actions, unfair prejudice remedies and personal and representative actions. In addition, the BVI Act provides dissent rights in certain circumstances, including mergers, consolidations, certain dispositions of more than 50% of a company’s assets or business outside the ordinary course of business, certain redemptions and court-approved arrangements.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either BVI law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve to refuse or delay the registration of the transfer of any ordinary shares.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. A BVI company may enter into voluntary liquidation under the BVI Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. Ordinary shares that have been called upon and remain unpaid are subject to forfeiture. If issued shares have been fully paid in accordance with the terms of issuance and subscription, the board of directors does not have the right to make calls on such fully paid shares and such fully paid shares are not subject to forfeiture.

Purchase or redemption of ordinary shares

Subject to the provisions of the BVI Act, our board of directors may purchase, redeem or otherwise acquire and hold our own shares on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by the BVI Act, the SEC, Nasdaq or any recognized stock exchange on which our securities are listed.

Modification of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class. For every such separate general meeting, all the provisions of the articles relating to general meetings of shareholders apply, mutatis mutandis, subject to class-specific quorum and voting requirements set forth in the articles.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of shares we are authorized to issue

●	subject to our Memorandum of Association, subdivide our authorized and issued shares into a larger number of shares than our existing number of shares

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of shares than our existing number of shares

Untraceable shareholders

Our Memorandum of Association contains no provision entitling us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Members of the general public, on payment of a nominal fee, can inspect the public records of a company available at the office of the BVI Registrar of Corporate Affairs, which include, among other things, the company’s certificate of incorporation, its memorandum and articles of association, with any amendments, and the records of license fees paid to date.

A director of a BVI company may, on giving reasonable notice, inspect and make copies of the documents and records of a BVI company without charge and at a reasonable time specified by the director.

A member of a BVI company may, on giving written notice to the company, inspect the company’s memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he or she is a member. Subject to any provision to the contrary in the company’s memorandum and articles of association, the directors may, if satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, refuse to permit the member to inspect the document or limit the inspection of the document. Where a company fails or refuses to permit a member to inspect a document or permits inspection subject to limitations, that member may apply to the BVI court for an order that inspection be permitted or permitted without limitation.

A company must keep minutes of all meetings of directors, members, committees of directors and committees of members and copies of all resolutions consented to by directors, members, committees of directors and committees of members. The books, records and minutes required by the BVI Act must be kept at the office of the BVI registered agent of the company or at such other place as the directors determine.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors determines.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation.

Stock Market Listing

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “PMAX.”

Indemnification of Directors and Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors, officers and other persons, except to the extent any such provision may be held by the BVI court to be contrary to public policy, such as where it purports to indemnify against the consequences of committing a crime. Under BVI law, indemnification is generally permitted where the indemnified person acted honestly and in good faith and, in what that person believed to be, in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

DESCRIPTION OF PREFERRED SHARES WE MAY OFFER

Subject to any required amendment to our Memorandum of Association, applicable BVI law and receipt of any required corporate approvals, we may designate and issue preferred shares in one or more series and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting each series. As of the date of this prospectus, no preferred shares have been designated or issued and no preferred shares are outstanding.

If we offer preferred shares under this prospectus, we will describe in the applicable prospectus supplement the specific terms of the series being offered, including, where applicable: the title and stated value; the number of shares offered; the liquidation preference per share; the purchase price; the dividend rate, period and payment date, and method of calculation; whether dividends will be cumulative or non-cumulative; the provisions for a sinking fund, if any; the provisions for redemption, if applicable; the conversion or exchange terms, if any; the voting rights, if any; and any other specific terms, preferences, rights, limitations or restrictions of such series.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase ordinary shares in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any material U.S. federal income tax or foreign tax considerations applicable to the warrants;

●	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any

●	the anti-dilution provisions of the warrants, if any;

●	any redemption, put or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer debt securities under this prospectus having an aggregate initial offering price of up to $200,000,000, subject to the overall maximum aggregate offering price of $200,000,000 for all securities offered under this prospectus. If debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the aggregate principal amount of such debt securities may differ from the aggregate offering price. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	any addition to or change in the covenants described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

●	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into ordinary shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

●	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

●	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

 Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

 Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	the material U.S. federal income tax considerations applicable to the units;

●	any material provisions of the governing unit agreement that differ from those described herein; and

●	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares We May Offer,” “Description of Preferred Shares We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer,” will apply to each unit and to any ordinary shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or we may designate agents to solicit these offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the names and addresses of the agent or any underwriters, dealers, or agents;

●	the public offering or purchase price and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any public offering price, any discounts or concessions and commissions to be allowed or paid to dealers; and

●	any securities exchanges or market on which the securities offered in the prospectus supplement may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, equity distribution agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any Class A Ordinary Shares sold pursuant to a prospectus supplement will be listed on Nasdaq or on the securities exchange on which our Class A Ordinary Shares are then listed, subject, where applicable, to official notice of issuance and the applicable requirements of such exchange. We may elect to list any series of debt securities or preferred shares on an exchange, but we are not obligated to do so.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering, BVI law, and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Conyers Dill & Pearman. Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon certain legal matters with respect to U.S. federal securities law. We may rely upon Robertsons with respect to matters governed by Hong Kong law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in its report thereon, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we file annual reports on Form 20-F and furnish reports on Form 6-K and other information with the SEC. Our SEC filings and furnished reports are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.janfp.com/. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026; and

●	the description of our Class A Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on August 27, 2024.

In addition, we may incorporate by reference into this prospectus any report on Form 6-K that we furnish to the SEC after the date of this prospectus and before the time that all of the securities offered hereby have been sold or deregistered, to the extent that such report expressly states that it is incorporated by reference into this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference into this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings by accessing them pursuant to the directions described above in the section titled “Where You Can Find More Information.”

POWELL MAX LIMITED.

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Units

PROSPECTUS

July 31, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown, except the SEC registration fee, are estimates.

SEC registration fee	$
FINRA filing fee
Accounting fees and expenses		*
Legal fees and expenses
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous expenses		*
Total	$

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. In addition, a company may only indemnify a person who acted honestly and in good faith and in what he or she believed to be in the best interests of the company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

Our Seventh Amended and Restated Memorandum and Articles of Association provide that we may indemnify our directors, officers, agents or liquidator (each an “Indemnifiable Person”) against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings if such Indemnifiable Person is or was a party or is threatened to be a party to proceedings by virtue of the fact he or she is or was a director, officer, or liquidator of the Company or is or was at the request of the Company serving as a director, officer, or liquidator or in another capacity for another entity. We may only indemnify an Indemnifiable Person if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, an officer, or a liquidator or who at our request is or was serving as a director, an officer, or a liquidator of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability. We currently maintain director and officer insurance.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Seventh Amended and Restated Memorandum and Articles of Association

4.1*	Form of Indenture.

4.2*	Form of Warrant Agreement.

4.3*	Form of Unit Agreement.

5.1	Legal Opinion of Conyers Dill & Pearman.

23.1	Consent of WWC, P.C..

23.2	Consent of Legal Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on Signature Page)

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 31, 2026.

Powell Max limited

By:	/s/ Geordan Pursglove
Name:	Geordan Pursglove
Title:	Chairman of the Board, Executive Director and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geordan Pursglove as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Geordan Pursglove	Chairman of the Board and Chief Executive Officer	July 31, 2026
Name: Geordan Pursglove	(Principal Executive Officer)

/s/ Anna Skowron	Chief Financial Officer
Name: Anna Skowron	(Principal Financial and Accounting Officer)	July 31, 2026

/s/ Tsz Kin Wong	Director
Name: Tsz Kin Wong

/s/ Andrew Hancox	Independent Director	July 31, 2026
Name: Andrew Hancox

/s/ Caroline Castleforte	Independent Director	July 31, 2026
Name: Caroline Castleforte

/s/ Lourdes Felix	Independent Director	July 31, 2026
Name: Lourdes Felix

/s/ Phillip Balatsos	Independent Director	July 31, 2026
Name: Phillip Balatsos

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York on July 31, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.